As filed with the Securities and Exchange Commission on March 26, 2004

Registration No. 333-111865

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIQUIDGOLF HOLDING CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other Jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer I.D. No.)

1017 W. Orange Blossom Trail

Apopka, Florida 32712

(407) 889-7577

(407) 889-4255 (Facsimile)

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

Dwain Brannon

Chief Executive Officer

LiquidGolf Holding Corporation

1017 W. Orange Blossom Trail

Apopka, Florida 32712

(407) 889-7577

(407) 889-4255 (Facsimile)

(Name, address, including zip code, and telephone and facsimile numbers, including area code of agent for service)

Copies to:

Frank S. Ioppolo, Jr., Esq.

Jason C. McDonald, Esq.

Greenberg Traurig, P.A.

450 South Orange Street, Suite 650

Orlando, Florida 32801

(407) 420-1000

(407) 420-5909 (Facsimile)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here:    ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(5)	Amount to be Registered		Proposed Maximum Offering Price Per Shares		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock(2)	4,289,556		$1.90	(1)	$8,150,156	(1)	$659.35
Common Stock(2)	983,661	(3)	$2.92	(4)	$2,872,290	(4)	$363.92

(1)	Estimated under Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the bid and asked price of our common stock on January 7, 2004.
(2)	Shares of common stock offered by selling stockholders.
(3)	Common stock added by Amendment No. 1.
(4)	Estimated under Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the bid and asked price of our common stock on January 28, 2004.
(5)	This post–effective amendment is filed for the sole purpose of removing from registration approximately 3,060,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Apopka, Florida, on March 26, 2004.

LIQUIDGOLF HOLDING CORPORATION

By:	/s/ Dwain Brannon

Name: Dwain Brannon Title: President, CEO, Secretary and Director

By:	/s/ Allan Woodlief

Name: Allan Woodlief Title: Chief Financial Officer

By:	/s/ Skip McElvery

Name: Skip McElvery Title: Director